Exhibit 99.1

Email sent to the Gilead Development Team

Dear team,

Following Gilead’s announcement of our intention to acquire Immunomedics, I wanted to provide a bit more context on what this means for Development.

This is the 10th agreement announced this year, as we work to build and expand our Oncology portfolio. As we work on communication – within the Development organization and across Gilead – it is important to me that we address questions as they arise. I understand that across our group, the agreement has generated some conversation about what this means in the context of our commitment to our other TAs. I want to emphasize – as Dan and other LT members did at yesterday’s State of Gilead – that we remain deeply committed to Virology and Inflammation. In fact, it is because of our success in Virology that we have been able to support our growth in Oncology. Across each of our therapeutic areas, we have a common goal: to improve outcomes for people in areas of unmet medical need. The recent investments in oncology do not signal a withdrawal in Inflammation, but rather a diversification of our portfolio, which better secures our pursuit of success in all of our therapeutic areas. We cannot control the timing of which assets become available or when. As Andy noted, Gilead is financing the acquisition through a combination of cash and debt, leaving capital for us to continue to pursue external innovation in other areas.

For now, we are limited in what details we can discuss regarding Immunomedics, as the deal has not yet closed. We are in the process of forming an integration team, and these members will be announced shortly. While much of the data from the Trodelvy mTNBC study remains embargoed until they are presented at ESMO, we are looking forward to sharing more soon. Please stay tuned for a Development all-hands meeting in the next two weeks where Daejin Abidoye will present the clinical data.

Thank you for your dedication to the important work that we do and to the patients we serve. As we look ahead to our strategic goals, we are excited to bring more transformative treatments to people in new areas. Please reach out to me or your functional leader with any questions.

Forward-Looking Statements

This document contains forward-looking statements related to Gilead, Immunomedics and the acquisition of Immunomedics by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding: the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Immunomedics’ product pipeline and successfully commercialize Trodelvy; expectations for achieving full U.S. Food and Drug Administration approval based on Immunomedics’ confirmatory data for Trodelvy and Immunomedics’ development of Trodelvy for additional indications; clinical trials (including the anticipated timing of clinical data, the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); the possibility of unfavorable results from clinical trials; regulatory applications and related timelines, including the filing and approval timelines for Biologics License Applications and supplements; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Immunomedics’ stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; Immunomedics’ ability to meet post-approval compliance obligations (on topics including but not limited to product quality, product distribution and supply chain requirements, and promotional and marketing compliance); imposition of significant post-approval regulatory requirements on Immunomedics’ products, including a requirement for a post-approval confirmatory clinical study, or failure to maintain (if received) or obtain full regulatory approval for Immunomedics’ products due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from a confirmatory clinical study; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks, such as COVID-19; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Immunomedics and the Schedule TO and related tender offer documents to be filed by Gilead and Purchaser. All forward-looking statements are based on information currently available to Gilead and Immunomedics, and Gilead and Immunomedics assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Immunomedics, nor is it a substitute for any tender offer materials that Gilead, Purchaser or Immunomedics will file with the SEC. A solicitation and an offer to buy shares of Immunomedics will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Immunomedics will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. IMMUNOMEDICS’ STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Immunomedics at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Immunomedics. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Immunomedics will be available free of charge under the “Investors” section of Immunomedics’ internet website at Immunomedics.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Immunomedics file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Immunomedics’ filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.